Exhibit 99.1

McDermott Announces Proposed Revision to the Babcock & Wilcox Company
              Chapter 11 Negotiated Settlement Agreement

    NEW ORLEANS--(BUSINESS WIRE)--Aug. 29, 2005--McDermott International, Inc. (NYSE:MDR) and its affiliates ("McDermott" or the "Company") announced today that the Company and certain of its subsidiaries, together with the Asbestos Claimants' Committee ("ACC") and the Legal Representative for Future Asbestos-Related Claimants ("FCR"), have agreed upon the terms of a revised settlement agreement (the "Proposed Settlement Agreement") in the Chapter 11 bankruptcy proceedings involving The Babcock & Wilcox Company and certain of its subsidiaries ("B&W"). The Proposed Settlement Agreement will modify the existing plan and proposed settlement agreement currently before the District Court and recorded in McDermott's financial statements.

    Key Terms and Aspects of the Proposed Settlement Agreement

    -- McDermott will retain full ownership of B&W and its subsidiaries following the effective date;

    -- The new plan of reorganization reflecting the Proposed Settlement Agreement must reach a final, non-appealable effective date no later than February 22, 2006. If the new plan of reorganization proposed herein is not effective by that date, and is not extended by the Company, the ACC and the FCR, the parties will return to the existing plan of reorganization now pending approval in the District Court, as currently recorded in McDermott's financial statements;

    -- On the effective date, the Company will pay the Asbestos PI Trust $350 million and will also assign the Asbestos PI Trust all insurance rights which were to be assigned under the previous proposed agreement;

    -- Also on the effective date, B&W will issue a contingent promissory note in the principal amount of $250 million, and the Company will provide a contingent payment right in the amount of $355 million, both of which will be subject to the condition precedent that the Fairness in Asbestos Injury Resolution Act of 2005 (Senate Bill 852), or other legislation similar thereto (the "Fair Act"), has not been enacted and made law on or before November 30, 2006 (the "Trigger Date"). If the Fair Act is not made law on or before the Trigger Date, the Company will be required to satisfy the contingent payment right and the contingent promissory note;

    -- If the Fair Act has been enacted and made law on or prior to the Trigger Date, and is not subject to a constitutional challenge or other challenge to its validity by January 31, 2007, the contingent payment right will not vest and the note will be fully cancelled, null and void, except as to a payment by the Company of $25 million, due to the condition precedent not having been satisfied;

    -- If as of the Trigger Date the Fair Act has been enacted and made law but is subject to legal challenge, payments under the promissory note and contingent payment right will be suspended until the legal challenge to the legislation is resolved by final non-appealable judgment;

    -- The $250 million contingent promissory note, subject to the condition precedent, shall be secured by 100% of the B&W shares, and guaranteed by McDermott and Babcock & Wilcox Investment Company. If the condition precedent is met, the promissory note will bear annual interest at the rate of 7% from the Trigger Date, with a five-year term and level annual principal payments commencing December 1, 2007;

    -- The $355 million contingent payment right, subject to the condition precedent, shall be payable within 180 days after the Trigger Date, will accrue interest at 7% per annum from the Trigger Date and will be secured by the B&W shares, until the payment is funded;

    -- We expect that the initial funding at the effective date of $350 million and payment of the contingent payment right, if necessary, shall be funded through available cash (including cash available at B&W), the sale of Company shares, the issuance of debt or use of available credit facilities;

    -- All payments, whether of principal or interest, made by McDermott or B&W under the Proposed Settlement Agreement and related documents are anticipated to be fully tax deductible for purposes of the consolidated U.S. Tax Return filed by McDermott Incorporated;

    -- In exchange for the above payments and assignments, B&W will receive a full release from any and all B&W-related asbestos claims, with those claims being channeled to the Asbestos PI Trust. All non-debtor McDermott companies will receive a release and protection from all asbestos claims derivative from B&W's use of asbestos through Section 524(g) of the Bankruptcy Code; and

    -- If the Proposed Settlement Agreement becomes effective by February 22, 2006, or any mutually agreed extended date, the existing settlement arrangement will be modified, and McDermott will not be required to issue the 4.75 million shares of Company stock or the $92 million note contemplated thereby.

    The Proposed Settlement Agreement is subject to many conditions and events including but not limited to the parties negotiating and entering into acceptable definitive agreements, any approvals required by applicable bankruptcy law, Company Board and shareholder approval, resolution of all objections to the Proposed Settlement Agreement and Court approval.
    An indicative comparison of the existing settlement arrangements, the current draft of the Fair Act and the Proposed Settlement Agreement (both with and without passage of the Fair Act by the Trigger Date) is attached to this press release as Exhibit A.

    Commentary from Chairman & CEO

    "This is a watershed event for McDermott, its stockholders, employees and other stakeholders," said Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer. "This agreement will ensure that B&W will remain part of McDermott's future, thereby providing continuity and stability for B&W employees and retirees, as well as reassurance to all its customers who entrust it with large, multi-year capital projects. It should help expedite the resolution of the bankruptcy process, which has lasted over 5 1/2 years, and enable compensation to finally flow to claimants who have suffered the impact of asbestos-related diseases. The agreement will provide a time frame and a mechanism so that if the current national asbestos legislation is signed into law within the specified time period, this Proposed Settlement Agreement will result in similar economics as if that legislation had passed without the agreement. Much hard work by numerous parties has brought us to where we are today. I wish to personally thank them for their efforts that have resulted in this Proposed Settlement Agreement. Further detailed documentation and hard work remains ahead to finalize this effort in order to implement everything contemplated on the agreed schedule. We will do everything in our power to assure a successful and timely conclusion."

    About The Babcock & Wilcox Company

    Incorporated in 1881, The Babcock & Wilcox Company has been supplying innovative solutions to the world's growing energy needs for well over a century. B&W, known for its utility boilers and environmental services, was acquired by McDermott in 1978, creating a diversified energy services company. In February 2000, B&W and certain subsidiaries filed for Chapter 11 bankruptcy protection as a result of mounting asbestos-related claims. Since February 2000, B&W has continued to be managed by McDermott; however its results of operations have been deconsolidated from McDermott's financial statements. The Company wrote off its remaining investment in B&W of $224.7 million during the second quarter of 2002.
    For the year ended December 31, 2004, on a deconsolidated basis, B&W generated operating income of $115.6 million on revenues of $1.37 billion. B&W's net income for the year-ended December 31, 2004, was $99.1 million, including the result of favorable tax valuation allowance adjustment of $26.2 million. Beginning in 2005, McDermott spun off the pension plan assets and liabilities associated with B&W's portion of McDermott Incorporated's pension plan, creating a B&W-sponsored pension plan. As a result of the creation of a B&W-sponsored pension plan, beginning in 2005 expenses associated with this plan are accounted for on B&W's financials. In 2004, McDermott recorded approximately $38 million in pension expense associated with B&W pension on McDermott's income statement. At August 24, 2005, B&W had unrestricted cash & cash equivalents of $352 million.

    Conference Call to discuss Proposed Settlement Agreement

    McDermott's management will host a conference call on Tuesday, August 30, 2005, at 9:00 a.m. central time to discuss the Proposed Settlement Agreement and answer questions. To participate in the live call, the telephone number is 800-798-2864 with a password of 77297652. The call will also be available, both live and a replay, via the Internet at www.mcdermott.com in the investor relations section of the Web site.

    About the Company

    McDermott International, Inc. is a leading worldwide energy services company. McDermott's subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy and power industries, including the U.S. Department of Energy.

    Forward-Looking Statements/Safe Harbor

    In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements in this press release which are forward-looking and which provide other than historical information, involve risks and uncertainties that may impact McDermott's actual results of operations. The forward-looking statements in this press release include statements about the Proposed Settlement Agreement, the expected financial and tax implications of that proposed agreement, and the expected schedule for consummation of that proposed agreement. Although McDermott's management believes that the expectations reflected in those forward-looking statements are reasonable, McDermott can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including the risk that the parties may not be able to negotiate and enter into definitive agreements, or that one or more of the required approvals may not be obtained by February 22, 2006. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott's annual report on Form 10-K for the year ended December 31, 2004, and its reports on Form 10-Q which are filed quarterly.


                               EXHIBIT A

                     McDERMOTT INTERNATIONAL, INC.

                   INDICATIVE COMPARISON OF VARIOUS
                B&W BANKRUPTCY RESOLUTION ALTERNATIVES


Consideration       Existing     FAIR Act     Proposed     Proposed
 paid, Benefits     Settlement     only,      Settlement   Settlement
 received &                       with no      Agmt, no    Agmt, with
 Liabilities                     Settlement   FAIR Act by  FAIR Act by
 retained                                      11/30/06     11/30/06
----------------------------------------------------------------------
B&W business/stock  Surrendered    Retained     Retained     Retained
----------------------------------------------------------------------
B&W cash, assets &  Surrendered    Retained     Retained     Retained
 liabilities (1)
----------------------------------------------------------------------
Insurance rights    Surrendered   Partially   Surrendered  Surrendered
                                 Surrendered
----------------------------------------------------------------------
Gross amount of        $0       $700 million     $0           $0
 estimated Fair
 Act payments  (2)
----------------------------------------------------------------------
Net present value      $0       $335 million     $0           $0
 of est. Fair Act                   (NPV)
 payments (7%
 discount rate)
 (2)
----------------------------------------------------------------------
Initial cash                                 $350 million $350 million
 payment               $0           $0
----------------------------------------------------------------------
Note / contingent   $92 million      $0       $250 million $25 million
 note issued
----------------------------------------------------------------------
Stock issued /      (greater         $0       $355 million     $0
 contingent          than)
 payment            $90 million
----------------------------------------------------------------------
Estimated gross    $64 million  $236 million $334 million $131 million
 tax benefits from
 consideration
 paid (at 35%)
----------------------------------------------------------------------
Future B&W             None     Contingent       None         None
 asbestos                            on
 liability                       viability
                                 of national
                                    trust
----------------------------------------------------------------------
Expected Date of    Uncertain    Uncertain    By 2/22/06  By 2/22/06;
 Consummation                                               FAIR Act
                                                            Uncertain
----------------------------------------------------------------------

    (1) B&W available cash as of August 24, 2005 was $352 million
    (2) Estimated based upon current draft legislation of Fair Act


    CONTACT: McDermott International, Inc., Houston
             Jay Roueche, 281-870-5462
             jroueche@mcdermott.com